UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2008
NATURAL GAS SERVICES GROUP, INC
(Exact name of registrant as specified in its charter)

Colorado	1-31398	75-2811855
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2911 SCR 1260
Midland, Texas 79706
(Address of principal executive offices)

(432) 563-3974
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 6, 2008, Natural Gas Services Group, Inc. issued a press release announcing its results of operations for the first quarter ended March 31, 2008. The press release issued on May 6, 2008 is furnished as Exhibit No. 99 to this Current Report on Form 8-K. Natural Gas Services Group's annual report on Form 10-K and its reports on Forms 10-Q and 8-K and other publicly available information should be consulted for other important information about Natural Gas Services Group, Inc.

The information in this Current Report on Form 8-K, including Exhibit No. 99 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99	Press release issued May 6, 2008
(furnished pursuant to Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date: May 6, 2008	By:	/s/ Stephen C. Taylor
Stephen C. Taylor
Chairman of the Board, President
and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99	Press release issued May 6, 2008
(furnished pursuant to Item 2.02)

Exhibit 99
[Missing Graphic Reference]

FOR IMMEDIATE RELEASE	NEWS
May 6, 2008	Amex – NGS

NATURAL GAS SERVICES GROUP ANNOUNCES A 31% INCREASE IN NET INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008

25% Increase in EBITDA for the Three Months ended March 31, 2008 to $7.8 million
32% Increase in EPS (Diluted) for the Three Months ended March 31, 2008 to $0.29 per share

MIDLAND, Texas, May 6, 2008 – Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of equipment and services to the natural gas industry, announces its financial results for the first quarter ended March 31, 2008.

(in thousands of dollars, except per share amounts)	Three Months Ended March 31,		Change
	2007	2008
	(unaudited)

Revenue	$16,712	$18,933	13%
Operating income	4,203	5,453	30%
Net income	2,681	3,517	31%
EBITDA	6,272	7,811	25%

EPS (Basic)	0.22	0.29	32%
EPS (Diluted)	0.22	0.29	32%
Weighted avg. shares outstanding:
Basic	12,061	12,085
Diluted	12,083	12,144

Revenue: Total revenue increased from $16.7 million to $18.9 million, or 13%, for the three months ended March 31, 2008, compared to the same period ended March 31, 2007. This increase was primarily the result of a 30% growth in rental revenue.

Operating income:   Operating income increased from $4.2 million to $5.5 million, or 30%, for the three months ended March 31, 2008, compared to the same period ended March 31, 2007.  Higher compressor sales gross margins were the largest factor contributing to the increase of operating income.

Net income:   Net income for the three months ended March 31, 2008, increased 31% to $3.5 million, as compared to net income of $2.7 million for the same period in 2007.    Increased operating income, a lower income tax rate, and lower interest expense from our reduced debt balances contributed to the increase in net income.

EBITDA:   EBITDA   (see discussion of EBITDA at the end of this release) increased 25% to $7.8 million for the first quarter ended March 31, 2008, versus $6.3 million for the same period in 2007.

Earnings per Share:   Earnings per diluted share were $0.29 during the three months ending March 31, 2008 as compared to $0.22 during the same 2007 period, a 32% increase.

Steve Taylor, President and CEO of Natural Gas Services Group, Inc. said, “Our results this quarter reflect the growth we are experiencing in our market segment and a continuation of our operational effectiveness. Our rental and sales growth rates remain vigorous and we anticipate an active year.”

The Company has scheduled a conference call Tuesday, May 6, 2008 at 10:00 a.m., Central Daylight Time, to discuss 2008 First Quarter Results.

What:  Natural Gas Services Group, Inc. 2008 First Quarter Financial Results Conference Call

When: Tuesday, May 6, 2008 at 10:00 a.m., Central Daylight Time

How:  Live via phone by dialing 800-624-7038.  Code: Natural Gas Services.  Participants to the Conference call should call in at least 5 minutes prior to the start time.

Steve Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing first quarter’s financial results.

About Natural Gas Services Group, Inc. (NGS)
NGS is a leading provider of small to medium horsepower, wellhead compression equipment to the natural gas industry with a primary focus on the non-conventional gas industry, i.e., coalbed methane, gas shales and tight gas. The Company manufactures, fabricates, rents and maintains natural gas compressors that enhance the production of natural gas wells. The Company also designs and sells custom fabricated natural gas compressors to particular customer specifications and sells flare systems for gas plant and production facilities. NGS is headquartered in Midland, Texas with manufacturing facilities located in Tulsa, Oklahoma, Lewiston, Michigan and Midland, Texas and service facilities located in major gas producing basins in the U.S.

For More Information, Contact:
Jim Drewitz, Investor Relations
830-669-2466
jim@jdcreativeoptions.com
Or visit the Company's website at www.ngsgi.com

“EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization.  EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs.  Therefore, EBITDA gives the investor information as to the cash generated from the operations of a business.  However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”), and should not be considered a substitute for other financial measures of performance.  EBITDA as calculated by NGS may not be comparable to EBITDA as calculated and reported by other companies. The most comparable GAAP measure to EBITDA is net income. The reconciliation of net income to EBITDA and gross margin is as follows:

(in thousands of dollars)	Three months ended March 31,
	2007	2008
Net income	$2,681	$3,517
Interest expense	300	241
Provision for income taxes	1,574	1,928
Depreciation and amortization	1,717	2,125
EBITDA	$6,272	$7,811
Other operating expenses	1,200	1,350
Other expense (income)	(352)	(233)
Gross margin	$7,120	$8,928

We define gross margin as total revenue less cost of sales (excluding depreciation and amortization expense).  Gross margin is included as a supplemental disclosure because it is a primary measure used by our management as it represents the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations.  Because we use capital assets, depreciation expense is a necessary element of our costs and our ability to generate revenue and selling, general and administrative expense is a necessary cost to support our operations and required corporate activities.  Management uses this non-GAAP measure as a supplemental measure to other GAAP results to provide a more complete understanding of our performance.  As an indicator of our operating performance, gross margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP.  Our gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate gross margin in the same manner.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS’s actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS’s products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)
	December 31,	March 31,
	2007	2008
ASSETS
Current Assets:
Cash and cash equivalents	$245	$2,111
Short-term investments	18,661	14,348
Trade accounts receivable, net of doubtful accounts of $110, both periods	11,322	10,126
Inventory, net of allowance for obsolescence of $273 and $288, respectively	20,769	24,490
Prepaid income taxes	3,584	—
Prepaid expenses and other	641	203
Total current assets	55,222	51,278

Rental equipment, net of accumulated depreciation of $16,810 and $18,454, respectively	76,025	82,175
Property and equipment, net of accumulated depreciation of $4,792 and $5,175, respectively	8,580	8,442
Goodwill, net of accumulated amortization of $325, both periods	10,039	10,039
Intangibles, net of accumulated amortization of $1,145 and $1,224, respectively	3,324	3,245
Other assets	43	32
Total assets	$153,233	$155,211

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current portion of long-term debt and subordinated notes	$4,378	$3,378
Line of credit	600	—
Accounts payable	4,072	6,032
Accrued liabilities	3,990	3,762
Current income tax liability	3,525	57
Deferred income	81	877
Total current liabilities	16,646	14,106

Long term debt, less current portion	9,572	8,727
Deferred income tax payable	12,635	14,359
Total liabilities	38,853	37,192

Stockholders’ equity:
Preferred stock, 5,000 shares authorized, no shares outstanding	—	—
Common stock, 30,000 shares authorized, par value $0.01;12,085 and 12,087 shares issued and outstanding, respectively	121	121
Additional paid-in capital	83,460	83,581
Retained earnings	30,799	34,317
Total stockholders' equity	114,380	118,019
Total liabilities and stockholders' equity	$153,233	$155,211

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED INCOME STATEMENTS (in thousands, except earnings per share) (unaudited)
	Three months ended March 31,
	2007	2008
Revenue:
Sales, net	$9,506	$9,626
Rental income	6,940	9,010
Service and maintenance income	266	297
Total revenue	16,712	18,933

Operating costs and expenses:
Cost of sales, exclusive of depreciation stated separately below	6,670	6,393
Cost of rentals, exclusive of depreciation stated separately below	2,735	3,404
Cost of service and maintenance, exclusive of depreciation stated separately below	187	208
Selling, general, and administrative expense	1,200	1,350
Depreciation and amortization	1,717	2,125
Total operating costs and expenses	12,509	13,480

Operating income	4,203	5,453

Other income (expense):
Interest expense	(300)	(241)
Other income	352	233
Total other income (expense)	52	(8)

Income before provision for income taxes	4,255	5,445
Provision for income taxes	1,574	1,928
Net income	$2,681	$3,517

Earnings per share:
Basic	$0.22	$0.29
Diluted	$0.22	$0.29
Weighted average shares outstanding:
Basic	12,061	12,085
Diluted	12,083	12,144

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars) (unaudited)
	Three Months Ended March 31,
	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,681	$3,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,717	2,125
Deferred taxes	(1,479)	5,312
Employee stock options expensed	97	95
Gain on sale of property and equipment	(8)	—
Changes in current assets and liabilities:
Trade and other receivables	2,413	1,196
Inventory and work in progress	(2,333)	(3,721)
Prepaid expenses and other	(32)	438
Accounts payable and accrued liabilities	2,377	1,732
Current tax liability	2,012	(3,468)
Deferred income	534	796
Other	(42)	18
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,937	8,040

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,040)	(8,064)
Purchase of short-term investments	(274)	(187)
Redemption of short-term investments	3,000	4,500
Proceeds from sale of property and equipment	33	—
NET CASH USED IN INVESTING ACTIVITIES	(1,281)	(3,751)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	—	500
Repayments of long-term debt	(1,908)	(1,845)
Repayments of line of credit	—	(1,100)
Proceeds from exercise of stock options and warrants	109	22
NET CASH USED IN FINANCING ACTIVITIES	(1,799)	(2,423)

NET CHANGE IN CASH	4,857	1,866

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,391	245
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,248	$2,111
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$305	$290
Income taxes paid	$999	$84